                                  Exhibit 11(b)


                       Consent of Coopers & Lybrand L.L.P.

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectuses for Retail Shares and in the Prospectuses for Fiduciary Shares of the Divisified Money Market Fund, U.S. Government Obligations Money Market Fund, 100% U.S. Treasury Obligations Money Market Fund, California Tax-Free Money Market Fund, Bond Fund, Income Equity Fund, Balanced Fund, and Growth Fund incorporated by reference in this Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A of The Highmark Group (File No. 33-12608).

                            /s/ COOPERS & LYBRAND L.L.P.
                            ____________________________
                            COOPERS & LYBRAND L.L.P.
Columbus, Ohio
April 30, 1997